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Exhibit 21. McDONALD'S CORPORATION SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY (STATE OR COUNTRY OF INCORPORATION)

DOMESTIC SUBSIDIARIES
McDonald's Deutschland, Inc. (Delaware)
McDonald's Restaurant Operations Inc. (Delaware)
McG Development Co. (Delaware)
Chipotle Mexican Grill, Inc. (Delaware)
Boston Market Corporation (Delaware)

FOREIGN SUBSIDIARIES
McDonald's Franchise GmbH (Austria)
McDonald's Australia Limited (Australia)
McDonald's France, S.A. (France)
MDC Inmobiliaria de Mexico S.A. de C.V. (Mexico)
McDonald's Restaurants Pte., Ltd (Singapore)
Restaurantes McDonald's S.A. (Spain)
McKim Company Ltd. (South Korea)
Shin Mac Company Ltd. (South Korea)
McDonald's Nederland B.V. (Netherlands)
Moscow-McDonald's (Canada)
McDonald's Restaurants Limited (United Kingdom)

The names of certain subsidiaries have been omitted as follows:

(a)
49 wholly-owned subsidiaries of the Company, each of which operates one or more McDonald's restaurants within the United States.

(b)
Additional subsidiaries, including some foreign, other than those mentioned in (a), because considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

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  Exhibit 21. McDONALD'S CORPORATION SUBSIDIARIES OF THE REGISTRANT